Exhibit 10.39

HOST HOTELS & RESORTS, INC

AND

HOST HOTELS & RESORTS, L.P.

EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective as of January 1, 2008

HOST HOTELS & RESORTS, INC. AND HOST HOTELS & RESORTS, L.P.

EMPLOYEE STOCK PURCHASE PLAN

The Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. Employee Stock Purchase Plan (the “Plan”), as set forth in this document is an amendment and restatement of the Host Marriott Corporation Employee Stock Purchase Plan effective as of January 1, 2008. The Plan is intended through payroll savings to enable eligible employees of Host Hotels & Resorts, Inc., Host Hotels & Resorts, L.P. and each Subsidiary whose participation in the Plan is approved by the Committee, to purchase shares of common stock (“Shares”) of Host Hotels & Resorts, Inc. (the “Corporation”) and thus to benefit the Corporation by increasing the employees’ interest in the Corporation’s growth and success. The provisions of the Plan are as follows:

1. Definitions.

“Committee” means the Compensation Policy Committee of the Board of Directors of the Corporation.

“Fair Market Value” means the average of the high and low prices per Share of the Corporation’s stock as reflected by composite transactions on the various national securities exchanges on which such stock has been listed and reported by the National Association of Securities Dealers on the day named, or if there are no transactions on that date, then the closing price for the preceding day upon which transactions occurred.

“Participant” means an eligible employee who has elected to participate in the Plan for a Purchase Period in accordance with Section 4.

“Purchase Period” means each calendar quarter, or such other period as the Committee shall designate from time to time, not to exceed twenty-seven(27) months in length.

“Retirement” shall mean either (i) termination of employment at or beyond age fifty-five(55) with at least ten(10) years of service; or (ii) termination of employment as a result of total and permanent disability. Total and permanent disability means if the employee is permanently unable to engage in any occupation for which he or she is reasonably qualified by education, training or experience as certified by a competent medical authority designated by the Plan administrator to make such determination.

A “Subsidiary” means (i) any “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Internal Revenue Code, and (ii) any partnership, corporation or other entity in which the Corporation or Host Hotels & Resorts, L.P. owns a majority of the equity interest by vote or by value or in which the Corporation or Host Hotels & Resorts, L.P. has a majority capital or profits interest.

2. Stock Offered and Price. Subject to Section 6(b), an option to purchase Shares through payroll savings will be granted to eligible employees in the manner stated below. The “Purchase Price” of each Share will be the lesser of (i) ninety percent(90%) of its Fair Market Value on the first day of the Purchase Period, or (ii) ninety percent(90%) of the Fair Market

Value on the last day of the Purchase Period. The maximum number of Shares that may be purchased under this Plan shall not exceed six hundred thousand(600,000) Shares. The Shares issued shall be authorized Shares but be either unissued Shares or treasury Shares. In the event that the Corporation should declare a stock dividend or a stock split or reclassify its stock, the Purchase Price and the number of Shares reserved for the Plan will be adjusted proportionately. The determination of the adjustment, if any, shall be made by the Committee, such determination shall be final, binding and conclusive.

3. Eligible Employees. All employees of the Corporation and Host Hotels & Resorts, L.P., or of any Subsidiary whose participation in the Plan is approved by the Committee, who are employed on the first day of the Purchase Period are eligible to participate in the Plan during the following Purchase Period, except the following who are ineligible to participate: (a) employees whose customary employment is for not more than five(5) months in any calendar year; (b) employees whose customary employment is twenty(20) hours or less per week; and (c) any employee, who after grant of an option under the Plan, would own or be deemed to own pursuant to applicable attribution rules stock (including stock which may be acquired under any outstanding options) possessing five percent(5%)or more of the total combined voting power or value of all classes of stock of the Corporation, or of a Subsidiary. Notwithstanding the foregoing, and with respect to any Subsidiary, the Board of Directors of the Corporation must first approve participation in the Plan by the employees of each such Subsidiary. Furthermore, the Board of Directors of the Corporation may at any time, in its sole discretion, withdraw participation from the employees of a particular Subsidiary or Subsidiaries.

(b) This section shall become effective as of the date of the ownership limit of Article VIII of the Corporation’s Articles of Amendment and Restatement of Articles of Incorporation becomes effective. Notwithstanding any other provision to the contrary, an employee of the Corporation, Host Hotels & Resorts, L.P. or any Subsidiary shall not be eligible to participate in the Plan and shall cease to be a Participant, to the extent such employee was a Participant immediately before the application of this Section 2(b) to such employee, if the participation of such employee would violate the ownership limits set forth in Article VIII of the Corporation’s Articles of Amendment and Restatement of Articles of Incorporation.

4. Participation in the Plan. An eligible employee may become a Participant in the Plan by completing an election to participate in the Plan for a Purchase Period, or subsequent Purchase Periods on a form provided by the Corporation or Host Hotels & Resorts, L.P. or any participating Subsidiary and filing that form with his or her Payroll Office during such period as the administrator may, in its absolute discretion, from time to time determine. Such form and participation shall be effective only if the employee is still employed by the Corporation, Host Hotels & Resorts, L.P. or any participating Subsidiary the last day of the Purchase Period.

(b) A new hire employee may become a Participant in the Plan by completing an election to participate in the Plan on a form provided by the Corporation or Host Hotels & Resorts, L.P. or any participating Subsidiary and filing that form with his or her Payroll Office at such time as the administrator may, in its absolute discretion, from time to time determine.

5. Payroll Deductions. At the time a Participant files his or her election to participate in the Plan (as provided above), the employee shall elect to have deductions made from his or her pay, or in the alternative, elect to make contributions, on each pay day, starting the first day of the Purchase Period, immediately following such election, and ending before the last day of such Purchase Period, as long as he or she shall participate in the Plan, in an amount equal to 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of the base compensation which the employee is entitled to receive on such pay day, as so designated by the employee in his or her election form. These deductions, or contributions, will be credited to the employee’s account under the Plan. The Participant may not during any Purchase Period change his or her percentage rate of payroll deduction or contribution, other than as may be permitted by the administrators. Once an employee elects either authorization of payroll deduction or contributions, the election of such method may not be changed during that Purchase Period.

(b) An employee electing to make contributions may miss making the full contribution once, and may make it up within thirty(30) days. If the employee misses more than one contribution, or fails to make it up within thirty(30) days, the employee will be deemed to have elected to terminate his participation for the Purchase Period in question (as provided in Section 8). At any time a Participant may elect voluntarily to terminate, in total only, his or her participation in the Plan for the Purchase Period in question (as provided in Section 9). Once participation is terminated, it may not be reinstated during that Purchase Period. Payroll deductions shall automatically cease once a Participant terminates his or her participation.

(c) Upon retirement, a participant shall have no further obligation nor will the participant be permitted to make further contributions to the Plan. All amounts theretofore contributed by a retired participant shall be retained in his or her account for the balance of the Purchase Period and applied as set forth in Section 6.

6. Exercise of the Option to Purchase Shares. Unless a Participant has given prior written notice terminating such employee’s participation in the Plan for the Purchase Period in question, or his or her participation in the Plan has otherwise been terminated as provided in Section 9, or he or she has retired, the option of such Participant to purchase Shares will be automatically exercised for the Participant on the last day of the Purchase Period in which he or she elected to participate, for the purchase of the number of full Shares (subject to the participation adjustment provided in Section 7) which the accumulated funds in the Participant’s account at that time will purchase at the Purchase Price. The option may not be exercised at any other time. Any funds remaining in the Participant’s account insufficient to purchase a full Share will be refunded to the employee. Effective with exercise of the option, the employee shall become a stockholder and shall have all the rights incident thereto, including the right to such future dividends as may be declared from time to time by the Board of Directors of the Corporation.

(b) Notwithstanding any other provisions of this Plan, no eligible employee may purchase in anyone calendar year, under this Plan, Shares which would exceed a whole number of Shares derived at by dividing $25,000 by the Fair Market Value of a Share on the date the option is granted.

7. Participation Adjustment. If in any year the number of Shares which could be purchased by payroll deductions exceeds the number of unsold Shares reserved under the Plan, a participation adjustment will be made and the number of Shares purchasable by Participants will be reduced proportionately. Any funds remaining in a Participant’s account not used to purchase Shares will be refunded to the employee.

8. Issuance of Shares. As soon after the option is exercised as is reasonably possible, and upon his or her election, the Participant will be issued the number of Shares purchased under the Plan. The Shares may be evidenced in such manner as the Committee shall determine.

9. Termination of Participation. The employee will be refunded all monies in his or her account and his participation in the Plan terminated, if: (a) the employee elects in writing to terminate participation; (b) the employee’s employment with the Corporation, Host Hotels & Resorts, L.P. or its Subsidiaries is terminated for any reason other than Retirement or total or permanent disability; (c) the Board of Directors of the Corporation elects to terminate the Plan as provided by Section 14; (d) participation is terminated for failure to make contributions as more fully set forth in Section 5; or (e) the employee dies. Once terminated, participation may not be reinstated for any current Purchase Period but, if otherwise eligible, the employee may elect to participate in any subsequent Purchase Period. An employee’s termination of employment shall be considered a Retirement for purposes of this Section 9 only if such termination occurs not more than one month prior to the end of the Purchase Period.

10. Assignment. No employee may assign his or her rights under the Plan (including his or her rights in the option). Any payment of cash or issuance of stock hereunder may be made only to the employee (or, in the event of the employee’s death, to his or her estate). After the stock certificate has been issued, such certificate may, of course, be assigned the same as any other stock certificate.

11. Administration. The Committee will administer the Plan and may prescribe rules as to the administration of the Plan, including, without limitation, rules relating to the definition of “base compensation” as used herein. The determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Plan shall be final. Payroll deduction authorizations and elections to terminate participation shall be exercised only on forms provided by the Corporation, Host Hotels & Resorts, L.P. or any participating Subsidiary for that purpose.

12. Application of Funds. All funds received or held by the Corporation or Host Hotels & Resorts, L.P. or any participating Subsidiary under this Plan may be used for any corporate purpose until applied to the purchase of Shares and/or refunded to Participants, and Participants’ accounts will not be segregated, nor will interest be paid thereon.

13. Amendment of Plan. The Board of Directors of the Corporation or the Committee may, at any time, amend this Plan, in any respect, except that without approval of the stockholders of the Corporation no amendment shall be made (a) changing the number of Shares subject to this Plan (except as provided in Section 2); (b) decreasing the Purchase Price (except as provided in Section 2); (c) changing administration of the Plan from the Company or changing the classification of employees eligible to participate in the Plan; or (d) as may be required by any applicable law, regulation or stock exchange rule.

14. Term and Termination of the Plan. This Plan shall continue in effect on a year-to year basis unless terminated by the Board of Directors of the Corporation. Such Board of Directors may terminate the Plan at any time and for any reason. In any event the Plan shall, without further action of such Board of Directors, terminate at such time as the total number of Shares reserved for purchase under the Plan has been distributed.

15. Governmental Regulation. The Corporation’s obligation to issue, sell and deliver its stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

16. Other Provisions.

(a) Temporary disability or an approved leave of absence shall not result in termination of employment within the meaning of the Plan.

(b) All employees granted options shall have the same rights and privileges.

(c) This Section 16(c) shall be effective as of the date the ownership limit of Article VIII of the Corporation’s Articles of Amendment and Restatement of Articles of Incorporation become effective. Notwithstanding any other provision to the contrary, an employee shall not be eligible to participate in the Plan and shall cease to be a Participant, to the extent such employee was a Participant immediately before the application of this Section 16(c) to such employee, if the participation of such employee would violate the ownership limits set forth in Article VIII of the Corporation’s Articles of Amendment and Restatement of Articles of Incorporation.

(d) Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(e) The provisions of the Plan shall be governed by the laws of the State of Maryland.

CERTIFICATION OF SECRETARY

I, the undersigned Secretary of Host Hotels & Resorts, Inc. (the “Corporation”), do hereby certify the foregoing to be a true copy of the Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. Employee Stock Purchase Plan (the “Plan”) as amended and restated effective January 1, 2008 and that there have been no subsequent amendments or modifications to the Plan that are not reflected in this copy.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of Host Hotels & Resorts, Inc. this 18th day of December, 2007.

/S/ ELIZABETH A. ABDOO
Elizabeth A. Abdoo
Executive Vice President, General Counsel and Secretary